SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2020

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
2.875% Walgreens Boots Alliance, Inc. notes due 2020	WBA20	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Stefano Pessina, the Executive Vice Chairman and Chief Executive Officer of Walgreens Boots Alliance, Inc. (the “Company”) has informed the Company of his decision to step down from the role of Chief Executive Officer of the Company. As a result, the Company will commence a search for a successor to Mr. Pessina as Chief Executive Officer, with Mr. Pessina continuing to serve as Executive Vice Chairman and Chief Executive Officer until a new Chief Executive Officer takes office.

Mr. James A. Skinner, the Company’s Executive Chairman of the Board, also has informed the Company of his decision to step down from that role when a new Chief Executive Officer takes office, while remaining on the Board to provide continuity to the Board during the management transition.

When the new Chief Executive Officer takes office, the Board will appoint Mr. Pessina on an annual basis (subject to applicable law, including fiduciary duties) as Executive Chairman, provided that Mr. Pessina is a member of the Board of the Company at the time (and upon his initial appointment as Executive Chairman, Mr. Pessina would resign as Executive Vice Chairman).

The Company and Mr. Pessina have entered into a letter agreement with respect to certain of these matters and the foregoing description is qualified in its entirety by reference to the full text of the letter agreement, which is attached hereto as Exhibit 10.1.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on July 27, 2020 announcing the leadership transition described in Item 5.02 above, which is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Letter Agreement between Stefano Pessina and Walgreens Boots Alliance, Inc., dated July 23, 2020

99.1	Press Release of Walgreens Boots Alliance, Inc. dated July 27, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: July 27, 2020	By:	/s/ Joseph B. Amsbary, Jr.
	Title:	Vice President and Corporate Secretary